UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): October 8, 2009

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

 Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 8, 2009, Highbury Financial Inc. (“Highbury”) announced that it had 15,039,244 shares of common stock outstanding and 3,832,056 warrants to purchase shares of common stock outstanding as of October 7, 2009.  In addition, there are 4,500,000 shares of common stock reserved for issuance upon conversion of Highbury’s 1,000 outstanding shares of Series B Convertible Preferred Stock (“Preferred Stock”).  The Preferred Stock has a face value of $22.5 million reflecting a conversion price of $5.00 per share.  The Preferred Stock bears a dividend of 4% of the face value and is convertible only in certain circumstances.  On October 7, 2009, Highbury had cash and equivalents and investments of approximately $10.5 million and no debt outstanding.

A copy of the Press Release issued by Highbury on October 8, 2009 is incorporated by reference herein and attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

99.1	Press release issued by Highbury Financial Inc. dated October 8, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

Date: October 8, 2009	By:	/s/ R. Bradley Forth
R. Bradley Forth Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Highbury Financial Inc. dated October 8, 2009.